                                                                      EXHIBIT 18
                    MULTIPLE CLASS PLAN FOR EATON VANCE FUNDS

                               Dated June 23, 1997

         WHEREAS, each trust (each a "Trust") listed on Schedule A engages in business as an open-end investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

         WHEREAS, the Trustees (hereafter the "Trustees") of each Trust have established four classes of shares of the series of the Trust (each a "Fund") which series are listed on Schedule A hereto, such classes having been designated Class A, Class B, Class C and Class I (the "Classes");

         WHEREAS, each Fundis established in accordance with Section 18(f)(2) of the Act, its shares are registered on Form N-1A under the Securities Act of 1933, and it is entitled to have a multiple class plan adopted on its behalf by the Trust pursuant to Rule 18f-3 under the Act;

         WHEREAS, the Trustees of the Trust desire to set forth herein the separate arrangements, expense allocations, and any related conversion features or exchange privileges of the Classes; and

         WHEREAS, the Trustees of the Trust (including a majority of those Trustees who are not interested persons of the Trust) have determined that adoption of this Multiple Class Plan, including the expense allocations set forth herein, is in the best interests of each Class individually and each Fund as a whole.

         NOW, THEREFORE, each Trust hereby adopts this Multiple Class Plan (the "Plan") on behalf of each Fund in accordance with Rule 18f-3 under the Act and containing the following terms and conditions:

         1. Pursuant to each Fund's contractual arrangements and various actions taken by the Trustees and as described in the Fund's prospectuses, each Class of shares is subject to different distribution arrangements and accordingly is subject to different expenses related thereto, including distribution fees and shareholder service expenses. Class A shares are offered subject to an initial sales charge and are subject to service fee payments in amounts not exceeding
 .25% of the average daily net assets attributable to such Class for each fiscal year. Class B shares are offered subject to a declining contingent deferred sales charge, a distribution fee of .75% of its average daily net assets and service fee payments in amounts not exceeding .25% of the average daily net assets attributable to such Class for each fiscal year. Class C shares are offered subject to a 1% contingent deferred sales charge for redemption within the first year, a distribution fee of .75% of its average daily net assets and service fee payments in amounts not exceeding .25% of the average daily net assets attributable to such Class for each fiscal year. Class I shares are offered at net asset value to certain investors and are not subject to distribution or service fee payments. These fees and sales charges may change over time. As described in the Fund's prospectuses, the sales charges described above may be reduced or waived under certain circumstances.

         2. At the discretion of the Treasurer of the Trust, each Class may pay a different share of other expenses (not including advisory or custodial fees or other expenses related to the management of the Fund's assets) that are actually incurred in a different amount by that Class or if the Class receives services of a different kind or to a different degree than another Class. Such expenses include, but are not limited to, the following (a) transfer agency costs (including entities performing account maintenance, dividend disbursing or subaccounting activities and administration of dividend reinvestment, systematic investment and withdrawal plans) attributable to a Class, (b) the cost of preparing, printing and mailing materials such as shareholder reports, prospectuses and proxy materials to current shareholders of a Class, (c) any registration, notice or filing fees of the Securities and Exchange Commission and state securities agencies, (d) the expense of administrative personnel and services required to support the shareholders of a Class, (e) Trustees' fees or expenses incurred as a result of issues or matters relating to a Class, and (f) legal, auditing and accounting expenses relating to a Class. Such expense allocation is subject to the continuing availability of a revenue procedure of the Internal Revenue Service to the effect that the payments made under a Fund's contractual arrangements and other Class specific expenses with respect to a Class of shares do not result in such Fund's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code.

         3. Income, realized and unrealized capital gains and losses, and expenses of the Fund not allocated to a particular Class pursuant to the foregoing shall be allocated to each Class on the basis of the net asset value of that Class in relation to the net asset value of the Fund.

         4. For shares purchased prior to April 26, 1996, Class I shares of an EV Marathon series of Eaton Vance Investment Trust (to be renamed "Class B shares") shall automatically convert to Class II shares of such series (to be renamed "Class A shares") on the fourth anniversary on which Class I shares were purchased. For shares purchased thereafter, such Class I shares held for the longer of (i) four years or (ii) the time at which the contingent deferred sales charge applicable to such shares expires will automatically convert to such Class II shares. Such conversion will occur during the month following the expiration of the holding period. Such conversion shall be effected on the basis of the relative net asset values per share of the two Classes without the imposition of any sales load, fee or other charge. For purposes of this conversion, all distributions paid on such Class I shares which the shareholder elects to reinvest in Class I shares will be considered to be held in a separate sub-account. Upon the conversion of such Class I shares not acquired through the reinvestment of distributions, a pro rata portion of the Class I shares held in the sub-account will also convert to such Class II shares. This portion will be determined by the ratio that such Class I shares being converted bear to the total of Class I shares (excluding shares acquired through reinvestment) in the account.

         5. Each Class of shares may be exchanged for shares of the same type of other funds in the Eaton Vance family of funds, which may change from time to time, subject to terms, conditions and limitations set forth in the relevant prospectuses.

         6. This Plan shall not take effect until after it has been approved by both a majority of Trustees and a majority of those Trustees who are not interested persons of a Trust.

         7. This Plan shall continue indefinitely, unless terminated or amended. All material amendments to this Plan shall be approved in the manner provided for Trustee approval of this Plan in Section 6. Additional series of a Trust with Classes of shares may become subject to this Plan upon Trustee approval as provided for in Section 6 and amendment of Schedule A hereto.
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
                                                       Schedule A

                                                Eaton Vance Growth Trust

Eaton Vance Asian Small Companies Fund                       Eaton Vance Information Age Fund
Eaton Vance Greater China Growth Fund                        Eaton Vance Worldwide Developing Resources Fund
Eaton Vance Growth Fund                                      Eaton Vance Worldwide Health Sciences Fund

                                              Eaton Vance Investment Trust

Eaton Vance California Limited Maturity Municipals Fund      Eaton Vance National Limited Maturity Municipals Fund
Eaton Vance Connecticut Limited Maturity Municipals Fund     Eaton Vance New Jersey Limited Maturity Municipals Fund
Eaton Vance Florida Limited Maturity Municipals Fund         Eaton Vance New York Limited Maturity Municipals Fund
Eaton Vance Massachusetts Limited Maturity Municipals Fund   Eaton Vance Ohio Limited Maturity Municipals Fund
Eaton Vance Michigan Limited Maturity Municipals Fund        Eaton Vance Pennsylvania Limited Maturity Municipals Fund

                                              Eaton Vance Municipals Trust

Eaton Vance Alabama Municipals Fund                          Eaton Vance Missouri Municipals Fund
Eaton Vance Arizona Municipals Fund                          Eaton Vance National Municipals Fund
Eaton Vance Arkansas Municipals Fund                         Eaton Vance New Jersey Municipals Fund
Eaton Vance California Municipals Fund                       Eaton Vance New York Municipals Fund
Eaton Vance Colorado Municipals Fund                         Eaton Vance North Carolina Municipals Fund
Eaton Vance Connecticut Municipals Fund                      Eaton Vance Ohio Municipals Fund
Eaton Vance Florida Municipals Fund                          Eaton Vance Oregon Municipals Fund
Eaton Vance Georgia Municipals Fund                          Eaton Vance Pennsylvania Municipals Fund
Eaton Vance Kentucky Municipals Fund                         Eaton Vance Rhode Island Municipals Fund
Eaton Vance Louisiana Municipals Fund                        Eaton Vance South Carolina Municipals Fund
Eaton Vance Maryland Municipals Fund                         Eaton Vance Tennessee Municipals Fund
Eaton Vance Massachusetts Municipals Fund                    Eaton Vance Texas Municipals Fund
Eaton Vance Michigan Municipals Fund                         Eaton Vance Virginia Municipals Fund
Eaton Vance Minnesota Municipals Fund                        Eaton Vance West Virginia Municipals Fund
Eaton Vance Mississippi Municipals Fund

                                            Eaton Vance Municipals Trust II

Eaton Vance Florida Insured Municipals Fund                  Eaton Vance High Yield Municipals Fund
Eaton Vance Hawaii Municipals Fund                           Eaton Vance Kansas Municipals Fund

                                              Eaton Vance Mutual Funds Trust

Eaton Vance Government Obligations Fund                      Eaton Vance Strategic Income Fund
Eaton Vance High Income Fund                                 Eaton Vance Tax-Managed Growth Fund

                                          Eaton Vance Special Investment Trust

Eaton Vance Emerging Markets Fund                            Eaton Vance Special Equities Fund
Eaton Vance Greater India Fund                               Eaton Vance Stock Fund
Eaton Vance Investors Fund                                   Eaton Vance Total Return Fund

                                                              September 16, 1997

                                  Schedule A-1

                         Eaton Vance Mutual Funds Trust

                  Eaton Vance Tax-Managed Emerging Growth Fund

                                                                October 17, 1997

                                  Schedule A-2

                         Eaton Vance Mutual Funds Trust

                         Eaton Vance Municipal Bond Fund

                                                               November 17, 1997

                                  Schedule A-3

                      Eaton Vance Special Investment Trust

                   Eaton Vance Russia and Eastern Europe Fund

                                                                 January 6, 1998
                                  Schedule A-4

                         Eaton Vance Mutual Funds Trust

                Eaton Vance Tax-Managed International Growth Fund